Exhibit 99.1

VAALCO ENERGY ANNOUNCES THE APPOINTMENT OF

CARY BOUNDS AS CHIEF EXECUTIVE OFFICER AND BOARD MEMBER

AND

CLOSING OF HEFLEY LEASE SALE IN NORTH TEXAS

HOUSTON – January 3, 2017 – VAALCO Energy, Inc. (NYSE: EGY) (“VAALCO” or the “Company”) announced today that Mr. Cary Bounds has been appointed Chief Executive Officer and Board Member of VAALCO effective December 29, 2016. Mr. Bounds has been serving as the Chief Operating Officer for VAALCO for the past 18 months and as the interim CEO for the past five months.

Mr. Bounds has over 25 years of domestic and international asset management, business development, planning and technical engineering experience at large, multinational energy companies as well as at mid-sized and larger independent E&P companies. Immediately prior to joining VAALCO, Cary was Business Unit Manager, Equatorial Guinea Assets and Country Manager, North Sea at Noble Energy. He earned a Bachelor of Science degree in Petroleum Engineering from Texas A&M University.

Andrew Fawthrop, VAALCO’s Chairman of the Board of Directors commented, “After conducting an extensive search, the Board firmly believes that Mr. Bounds is the right person to lead the Company. Cary has done an exceptional job as VAALCO’s COO and more recently as the interim CEO. As interim CEO, he was instrumental progressing several strategic initiatives, including our acquisition of an additional working interest in the Etame Marin Permit, the strategic decision to exit Angola and discontinue operations in that country and the disposition of some of our small U.S. positions. In addition, Cary’s leadership has been critical to managing costs during this period of low commodity prices.  The Board has full confidence in Cary’s strategic vision for VAALCO. With the recent improvement in the commodity market and Cary’s appointment as CEO, we believe VAALCO is poised to capitalize on opportunities to add value to its shareholders and to benefit from the expected recovery of the industry.”

Mr. Bounds remarked, “I would like to thank the Board for entrusting me with the opportunity to build upon the recent successes we have achieved. I look forward to leading our great team of experienced professionals at the Company and working with our Board as we move forward with our plans for strategic growth. I am excited for the future of VAALCO and am very pleased to be asked to serve in this important role.”

Sale of Hefley Lease

As previously announced, on September 21, 2016, VAALCO signed a letter of intent to sell its interests in two Granite Wash gas wells on the Hefley lease in North Texas. The sale to Hayabusa Energy group closed on December 29, 2016 with an effective date of December 31, 2016.  The two wells in total were producing approximately 69 barrels of oil equivalent per day net to VAALCO.

About VAALCO

VAALCO Energy, Inc. is a Houston-based independent energy company principally engaged in the acquisition, development and production of crude oil. The Company's properties and acreage are located primarily in Gabon and Equatorial Guinea in West Africa.

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those concerning VAALCO's plans, expectations, and objectives for liquidity and capital resources, future drilling, completion, workover and other operations and activities. All statements, other than statements of historical facts, included in this release that address activities, events or developments that VAALCO expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements may include expected capital expenditures, future drilling plans, prospect evaluations, liquidity, negotiations with governments and third parties, expectations regarding processing facilities, and reserve growth. These statements are based on assumptions made by VAALCO based on its experience, perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond VAALCO's control. These risks include, but are not limited to oil and gas price volatility, inflation, general economic conditions, the Company's success in discovering, developing and producing reserves, lack of availability of goods, services and capital, environmental risks, drilling risks, foreign operational risks, and regulatory changes. These and other risks are further described in VAALCO's annual report on Form 10-K for the year ended December 31, 2015, subsequent quarterly reports on Form 10-Q, and other reports filed with the SEC. Investors are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. VAALCO disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information: Investor Contact Elizabeth Prochnow 713-623-0801